Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements (Nos. 33-75308, 33-45811, 333-105087, 333-81154 and 333-34077) of Alliance Gaming Corporation and Subsidiaries on Forms S-8 of our report dated August 4, 2003, except for Note 5, as to which the date is September 16, 2003, appearing in this Annual Report on Form 10-K of Alliance Gaming Corporation and Subsidiaries for the year ended June 30, 2003.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
September 24, 2003